Exhibit 99.1
Aurora Acquisition Corp. Shareholders Approve Proposed Business Combination with Better HoldCo, Inc.
NEW YORK – August 11, 2023 - Aurora Acquisition Corp. (“Aurora”) (NASDAQ: AURC, AURCU, AURCW), a publicly traded special purpose acquisition company, and Better HoldCo, Inc. (“Better”) today announced that Aurora’s shareholders voted to approve the proposed business combination (the "Business Combination") with Better and each related proposal at an extraordinary general meeting of Aurora’s shareholders (“Special Meeting”) held earlier today, August 11, 2023. Aurora’s sponsor, directors and executive officers (or their respective affiliates) own 97.7% of the issued and outstanding Aurora ordinary shares, including 100% of the issued and outstanding Aurora Class B ordinary shares, and committed to vote in favor of the Business Combination. Better has also received consent from its stockholders to approve the Business Combination.
The closing of the Business Combination is anticipated to occur on or about August 22, 2023. As previously announced, following the closing, the publicly listed company will be named Better Home & Finance Holding Company and its Class A common stock and warrants are expected to begin trading on the Nasdaq stock market under the symbols “BETR” and “BETRW,” respectively.
Aurora will file a Form 8-K disclosing the full voting results with the Securities and Exchange Commission (“SEC”).
About Better
Better is a leading digitally native homeownership company, serving customers in all 50 US states and the United Kingdom through its suite of products including residential mortgage, insurance and real estate services. In just six years since launch, Better has leveraged its industry-leading technology platform, Tinman™, to fund more than $100 billion in mortgage volume. Tinman allows customers to see their rate options in as little as three seconds, get pre-approved in as little as three minutes, lock in rates and get connected to a real estate agent in as little as 30 minutes, and close their loan in as little as three weeks. Better offers a range of mortgage loan products, including GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage loans. Better launched its “One-Day Mortgage” program in January 2023. The program allows eligible customers to receive an underwriting determination on their mortgage loan application, in the form of a commitment letter, within 24 hours after locking in their interest rate. From 2019-2022, Better completed approximately $98 billion in mortgage volume, more than $4 billion in real estate transaction volume, as well as $39 billion in coverage written through its insurance arm. Better has earned numerous awards since inception. Better was ranked #1 on LinkedIn’s Top Startups List for 2021 and 2020, #1 on Fortune’s Best Small and Medium Workplaces in New York, #15 on CNBC’s Disruptor 50 2020 list, and was listed on Forbes FinTech 50 for 2020.
About AURORA
Aurora Acquisition Corp. is a special purpose acquisition company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Aurora is led by Thor Björgólfsson as its Chairman, Arnaud Massenet as its Chief Executive Officer and Prabhu Narasimhan as its Chief Investment Officer.

Through its philosophy of “founders investing in Founders”, Aurora looks to empower strong management teams and make long-term investments in companies poised for sustained success. Aurora is sponsored by Novator Capital Sponsor Limited. Additional information regarding Aurora may be found at: https://aurora-acquisition.com/.
Forward-looking Statements
This press release contains certain forward-looking statements within the meaning of federal securities laws, including with respect to the proposed Business Combination of Better and Aurora. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. Such factors can be found in Aurora’s most recent annual report on Form 10-K, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov, and also in the Form S-4 and Aurora’s definitive proxy statement/prospectus relating to the Business Combination. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or the Business Combination with Better. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Aurora and Better undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
Contacts
Dara Dierks/Investors, or Keil Decker/Media, for Aurora Acquisition Corp. AuroraAcquisition@icrinc.com